UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2018

Evergy, Inc.

(Exact name of registrant as specified in its charter)

Missouri	333-220465	82-2733395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Main Street

Kansas City, Missouri 64105

(Address of Principal Executive Offices, Including Zip Code)

(816) 556-2200

(Registrant’s telephone number, including area code)

Monarch Energy Holding, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2018, Evergy, Inc. (formerly named Monarch Energy Holding, Inc.), a Missouri corporation (the “Registrant”), following approval by written consent of its board of directors and approval by written consent of its sole shareholder, Great Plains Energy Incorporated, filed an amendment to its articles of incorporation with the Secretary of State of Missouri to change the name of the Registrant from “Monarch Energy Holding, Inc.” to “Evergy, Inc.” A copy of the amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On May 23, 2018, the Registrant’s board of directors and sole shareholder adopted an amendment to the Registrant’s by-laws to change the name of the Registrant from “Monarch Energy Holding, Inc.” to “Evergy, Inc.” A copy of the amendment is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

The Registrant has confirmed the reservation of the ticker symbol “EVRG” with the New York Stock Exchange to be effective upon listing of the Registrant’s common stock thereon.

Item 9.01	Financial Statements and Exhibits

9.01(d) Exhibits

Exhibit No.	Description

3.1	Amendment of Articles of Incorporation, effective as of May 23, 2018

3.2	Amendment of By-laws, effective as of May 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergy, Inc.

/s/ Kevin Bryant
Kevin Bryant
Vice President and Secretary

Date: May 25, 2018